SUNTRUST BANKS, INC.
DECEMBER 31, 2013

SunTrust Banks, Inc.				**Atlanta, GA**
Direct Non Bank Subsidiaries				
100%	GenSpring Holdings, Inc.			Palm Beach Gardens, FL
	100%	GenSpring Family Offices, L.L.C.		Jupiter, FL
		100%	Teton Trust Company	Jupiter, FL
100%	SunTrust Capital I			Atlanta, GA
100%	SunTrust Capital III			Atlanta, GA
100%	SunTrust Preferred Capital I			Atlanta, GA
100%	National Commerce Capital Trust I			Memphis, TN
100%	SunTrust Delaware Trust Company			Wilmington, DE
100%	SunTrust Robinson Humphrey, Inc.			Nashville, TN
99.99%	SunTrust Plaza Associates, LLC			Atlanta, GA
98.71%	RidgeWorth Capital Management, Inc.			Atlanta, GA
	100%	Ceredex Value Advisors LLC		Orlando, FL
	100%	Certium Asset Management LLC		Atlanta, GA
	100%	Seix Investment Advisors LLC		Upper Saddle River, NJ
		100%	Baker Street CLO 2005-1, Ltd	Grand Cayman, Cayman Island, B.W.I.
	100%	Silvant Capital Management, LLC		Atlanta, GA
	100%	StableRiver Capital Management LLC		Atlanta, GA
100%	SunTrust Equity Funding, LLC			Atlanta, GA
	100%	HD California DFDC Landlord, LLC		Atlanta, GA
	100%	HD Troy OH Landlord, LLC		Atlanta, GA

Direct Non Bank Subsidiaries (continued)

100%	SunTrust Equity Funding, LLC (continued)			Atlanta, GA
	100%	STEF NLIP, LLC		Atlanta, GA
		100%	DS Abbeville LA Landlord, LLC	Atlanta, GA
		100%	DS Ambler PA Landlord, LLC	Atlanta, GA
		100%	DS Andalusia AL Landlord, LLC	Atlanta, GA
		100%	DS Charles Town WV Landlord, LLC	Atlanta, GA
		100%	DS Chesapeake VA Landlord, LLC	Atlanta, GA
		100%	DS DeKalb IL Landlord, LLC	Atlanta, GA
		100%	DS D'Iberville MS Landlord, LLC	Atlanta, GA
		100%	DS Douglasville GA Landlord, LLC	Atlanta, GA
		100%	DS Downingtown PA Landlord, LLC	Atlanta, GA
		100%	DS Espanola NM Landlord, LLC	Atlanta, GA
		100%	DS Gales Ferry CT Landlord, LLC	Atlanta, GA
		100%	DS Kenova WV Landlord, LLC	Atlanta, GA
		100%	DS Kent OH Landlord, LLC	Atlanta, GA
		100%	DS Maryland Ave DE Landlord, LLC	Atlanta, GA
		100%	DS Modesto CA Landlord, LLC	Atlanta, GA
		100%	DS Princeton TX Landlord, LLC	Atlanta, GA
		100%	DS Shaker Heights OH Landlord, LLC	Atlanta, GA
		100%	DS Telegraph Road DE Landlord, LLC	Atlanta, GA
		100%	GS McCook IL Landlord, LLC	Atlanta, GA
		100%	GS Whitewater WI Landlord, LLC	Atlanta, GA
		100%	RT Forest Lane Landlord, LLC	Atlanta, GA
		100%	RT Houston Landlord, LLC	Atlanta, GA
		100%	RT Jupiter Landlord, LLC	Atlanta, GA
		100%	RT Port Arthur Landlord, LLC	Atlanta, GA
		100%	RT Waco Landlord, LLC	Atlanta, GA
		100%	WG Byron Center MI Landlord, LLC	Atlanta, GA
		100%	WG League City TX Landlord, LLC	Atlanta, GA

Direct Non Bank Subsidiaries (continued)				
100%	SunTrust Equity Funding, LLC (continued)			Atlanta, GA
	100%	STEF NLIP, LLC		Atlanta, GA
		100%	WG North Bend OR Landlord, LLC	Atlanta, GA
		100%	WG Red Oak TX Landlord, LLC	Atlanta, GA
		100%	WG Salisbury MD Landlord, LLC	Atlanta, GA
		100%	SUSQUEHANNA Atco Avenue NJ Landlord, LLC	Atlanta, GA
		100%	SUSQUEHANNA Cherry Hill NJ Landlord, LLC	Atlanta, GA
		100%	SUSQUEHANNA Lawnside NJ Landlord, LLC	Atlanta, GA
		100%	SUSQUEHANNA Mullica Hill NJ Landlord, LLC	Atlanta, GA
		100%	SUSQUEHANNA Pennsauken NJ Landlord, LLC	Atlanta, GA
		100%	SUSQUEHANNA Reisterstown MD Landlord, LLC	Atlanta, GA
		100%	SUSQUEHANNA Richwood NJ Landlord, LLC	Atlanta, GA
		100%	SUSQUEHANNA Vineland NJ Landlord, LLC	Atlanta, GA
		100%	SUSQUEHANNA White Horse Pike NJ Landlord, LLC	Atlanta, GA
	100%	SUSQUEHANNA Cherryville PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA Dover PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA East Berlin PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA Kulpmont PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA Leola PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA Lititz PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA Manheim PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA MIllersburg PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA New Freedom PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA New Oxford PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA Orwisburg PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA Quarryville PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA Sunbury PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA Sutter Building PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA Terre Hill PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA West Lawn PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA Williamsport PA Landlord, LLC		Atlanta, GA
	100%	SUSQUEHANNA York PA Landlord, LLC		Atlanta, GA

Lower Tier Bank Holding Company

100%	SunTrust Bank Holding Company						Orlando, FL
	100%	SunTrust Bank (see pages 4-5 for subsidiaries)					Atlanta, GA
		100%	Premium Assignment Corporation				Tallahassee, FL
			100%	Premium Assignment Corporation, II			Tallahassee, FL
		100%	STB Capital, LLC				Newark, DE
		100%	STB Receivables (Central Florida), Inc.				Newark, DE
		100%	STB Management Corporation				Newark, DE
			100%	STB FNC Corporation			Newark, DE
				100%	STB STR Corporation		Newark, DE
		100%	STB Real Estate LLC				Newark, DE
			75%*	STB Real Estate Holdings (Commercial), Inc.			Newark, DE
				100%	STB Holdings (Commercial) TRS, Inc.		Newark, DE
			75%*	STB Real Estate Holdings (Household Lending), Inc.			Newark, DE
				100%	STB Holdings (Household Lending) TRS, Inc.		Newark, DE
			75%*	STB Real Estate Holdings (Residential), Inc.			Newark, DE
				100%	STB Holdings (Residential) TRS, Inc.		Newark, DE
		100%	SunTrust Community Capital, LLC				Atlanta, GA
		100%	SunTrust International Banking Company				Atlanta, GA
		100%	CB Finance, Inc.				Newark, DE
			100%	STI Institutional & Government, Inc.			Atlanta ,GA
			100%	STB Real Estate Parent (MA), Inc.			Newark, DE
				100%	SunTrust Real Estate Investment Corporation		Newark, DE
					100%	STREIC TRS Inc.	Newark, DE
					25%	STB Real Estate Holdings (Commercial), Inc.	Newark, DE
					25%	STB Real Estate Holdings (Household Lending), Inc.	Newark, DE
					25%	STB Real Estate Holdings (Residential), Inc.	Newark, DE
			100%	SunTrust Leasing Corporation			Atlanta, GA
				100%	SunTrust Equipment Finance & Leasing Corp.		Atlanta, GA
					100%	SunTrust Finance NC Corporation	Atlanta ,GA
			100%	CM Finance, L.L.C.			Newark, DE
		100%	SunTrust Mortgage, Inc.				Richmond, VA
			100%	ValuTree Real Estate Services, L.L.C.			Richmond, VA

*Remaining 25% owned by SunTrust Real Estate Investment Corporation

100%	SunTrust Bank Holding Company (continued)				
	100%	SunTrust Bank (continued)			
		100%	Twin Rivers Insurance Company		Charleston, SC
		100%	SunTrust Student Loan Funding, L.L.C.		Atlanta, GA
			100%	SunTrust Student Loan Trust 2006-1	Atlanta, GA
		100%	Southland Associates, Inc.		Durham, NC
		100%	National Commerce Bank Services, Inc.		Memphis, TN
		100%	SunTrust Securitization Holdings, LLC		Atlanta, GA
		100%	SunTrust Robinson Humphrey Funding, LLC		Atlanta, GA
		100%	SunTrust Total Return Swap Funding, LLC		Atlanta, GA
			100%	Freestone Trading, LLC	Atlanta, GA
			100%	Double Haul Trading, LLC	Atlanta, GA
			100%	Davidson River Trading, LLC	Atlanta, GA
			100%	Battenkill Trading, LLC	Atlanta, GA
			100%	Gros Ventre Trading, LLC	Atlanta, GA
			100%	Patagonia Trading, LLC	Atlanta, GA
			100%	Teton Funding, LLC	Atlanta, GA
			100%	Yellowstone Trading, LLC	Atlanta, GA
			100%	Holston River Trading, LLC	Atlanta, GA
		100%	CRM Properties Manager, LLC		Atlanta, GA
			100%	CRM Central Properties, LLC	Atlanta, GA
			100%	CRM Mid-Atlantic Properties, LLC	Atlanta, GA
			100%	CRM Florida Properties, LLC	Atlanta, GA
			100%	155 Palencia Village Drive, LLC	Atlanta, GA
			100%	7440 U.S. Highway 1 N., LLC	Atlanta, GA

100%	SunTrust Bank Holding Company (continued)		
	100%	STI Investment Management (Collateral), Inc.	Newark, DE
	100%	SunTrust Investment Services, Inc.	Atlanta, GA
	100%	SunTrust Banks Trust Company (Cayman) LTD	Grand Cayman, Cayman Island, B.W.I.
	100%	SunTrust Personal Loans, Inc.	Atlanta, GA
	100%	Twin Rivers II, Inc.	Charleston, SC
	100%	SunTrust Insurance Services, Inc.	Madison, GA